Exhibit 99.2

CACHET FINANCIAL SOLUTIONS INC.

CONDENSED FINANCIAL STATEMENTS

September 30, 2013 (Restated) and 2012

C O N T E N T S

Page(s)

CONDENSED FINANCIAL STATEMENTS

Balance Sheets	F-2

Statements of Operations	F-3

Statements of Cash Flows	F-4

Notes to Financial Statements	F-5 – F-17

CACHET FINANCIAL SOLUTIONS INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited) (Restated)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$79,660	$82,969
Accounts receivable, net	337,419	159,826
Deferred commissions	60,309	43,013
Prepaid expenses	526,366	565,400
TOTAL CURRENT ASSETS	1,003,754	851,208

PROPERTY AND EQUIPMENT, net	424,564	618,923
LICENSES	5,212	20,836
DEFERRED COMMISSIONS	99,883	10,929
DEFERRED FINANCING COSTS	111,551	157,150
TOTAL ASSETS	$1,644,964	$1,659,046

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$978,836	$786,311
Accrued compensation	167,234	101,104
Accrued interest	1,755,566	1,090,219
Accrued rent	26,966	4,482
Deferred revenue	480,765	161,853
Current portion of long-term debt	7,957,695	10,527,825
TOTAL CURRENT LIABILITIES	11,367,062	12,671,794

LONG TERM DEBT, net of current portion	1,755,928	1,098,845
WARRANT LIABILITY	295,000	256,000
DEFERRED REVENUE	399,528	63,084
ACCRUED INTEREST	121,392	-
ACCRUED RENT	67,077	54,331
TOTAL LIABILITIES	14,005,987	14,144,054

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Capital Stock, $.01 Par Value, 25,000,000 shares authorized

Preferred shares - 2,500,000 shares authorized,
None issued and outstanding	-	-

Common shares - 22,500,000 shares authorized,	41,300	15,250
4,130,026 and 1,524,991 issued and outstanding

ADDITIONAL PAID-IN-CAPITAL	21,458,945	10,135,786

ACCUMULATED DEFICIT	(33,861,268)	(22,636,044)

TOTAL SHAREHOLDERS' DEFICIT	(12,361,023)	(12,485,008)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,644,964	$1,659,046

The accompanying notes are an integral part of these condensed financial statements.

CACHET FINANCIAL SOLUTIONS INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
			(Restated)
REVENUE	$303,533	$98,700	$774,267	$221,071

COST OF REVENUE	617,223	437,817	1,908,028	1,533,009

GROSS LOSS	(313,690)	(339,117)	(1,133,761)	(1,311,938)

OPERATING EXPENSES
Sales and Marketing	447,887	753,586	1,656,128	2,141,591
General and Administrative	955,072	770,638	2,903,721	2,069,906
Research and Development	232,450	140,981	733,505	347,487

TOTAL OPERATING EXPENSES	1,635,409	1,665,205	5,293,354	4,558,984

OPERATING LOSS	(1,949,099)	(2,004,322)	(6,427,115)	(5,870,922)

INTEREST EXPENSE	(346,656)	(1,011,730)	(2,380,507)	(3,443,960)

OTHER INCOME /(EXPENSE)	(1,238)	-	(2,417,602)	(500,000)

NET LOSS	$(2,296,993)	$(3,016,052)	$(11,225,224)	$(9,814,882)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	4,130,026	1,524,991	3,562,082	1,524,991

Net loss per common share - basic and fully diluted	$(0.56)	$(1.98)	$(3.15)	$(6.44)

The accompanying notes are an integral part of these condensed financial statements.

CACHET FINANCIAL SOLUTIONS INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
	(Restated)
OPERATING ACTIVITIES
Net loss	$(11,225,224)	$(9,814,882)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount/amortization of financing costs	1,055,039	$2,691,437
Depreciation and amortization	290,362	$239,807
Stock compensation	622,401	$239,940
Amortization of deferred commissions	65,736	$28,015
Debt inducement and share price adjustment	2,384,889	-
	(6,806,797)	$(6,615,683)

Changes in operating assets and liabilities:
Accounts receivable	(177,592)	(217,772)
Deferred commissions	(171,986)	(49,608)
Prepaid expenses	39,033	(83,203)
Accounts payable	192,524	300,814
Accrued compensation	66,130	329
Accrued interest	1,223,396	673,819
Deferred revenue	655,357	91,032
Accrued rent	35,230	49,877
Net cash used in operating activities	(4,944,705)	(5,850,395)

INVESTING ACTIVITIES
Purchase of fixed assets	(80,379)	(170,170)
Net cash used in investing activities	(80,379)	(170,170)

FINANCING ACTIVITIES
Proceeds from issuance of notes and warrants	4,078,499	6,050,277
Issuance of shares, net of costs	1,197,550	-
Payment of debt issuance costs	(186,051)	(85,000)
Repayment of bank borrowing	(68,223)	(125,948)
Proceeds from bank borrowing	-	153,087
Net cash provided by financing activities	5,021,775	5,992,416

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,309)	(28,149)
CASH AND CASH EQUIVALENTS
Beginning of period	82,969	76,081
End of period	$79,660	$47,932

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$141,073	$47,021

NONCASH FINANCING TRANSACTIONS
Conversion of debt and interest to equity	$6,757,876	-
Debt issuance costs in exchange for notes and warrants	267,402	-
Conversion of accrued interest to note payable	43,332	-

The accompanying notes are an integral part of these condensed financial statements.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

1.  Nature of Operations and Summary of Significant Accounting Policies

Restatement

The unaudited financial statements as of September 30, 2013, and for the nine months then ended, have been restated to reflect the value of common shares issued under a February 2013 offer to induce conversion of debt (Note 8). The effect of the restatement was to increase the net loss by $674,414 and loss per share by $0.19 (basic and diluted).

Nature of Business and Operations
Overview

Cachet Financial Solutions Inc. “The Company” is a provider of remote deposit capture (RDC) solutions to financial institutions and their customers. Remote deposit capture is a service that allows customers of a financial institution to use their mobile phone or other scanning device to capture images of checks and transmit the images to accomplish the bank deposit transaction. The Company offers its services to financial institutions in the United States and Canada.

Basis of Presentation

The accompanying condensed financial statements are as of September 30, 2013 and December 31, 2012 and for the three and nine month periods ended September 30, 2013 and 2012. The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2012. The interim condensed financial statements are unaudited and in the opinion of management, reflect all adjustments necessary for a fair presentation of results for the periods presented. Results for interim periods are not necessarily indicative of results for the full year.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. From its inception to September 30, 2013, the Company has cumulative operating losses of approximately $33.9 million, and as of September 30, 2013, its current liabilities exceed its current assets by approximately $10.4 million. In 2013, the Company expects to continue to grow its client base and increase its revenues through higher RDC transaction volumes. However, the Company is expected to continue to incur significant operating losses through September 2014. As such, its ability to continue as a going concern through September 2014 is dependent on raising additional capital and there is no assurance the Company will be successful in raising such capital. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements is as follows:

Revenue Recognition

The Company generates revenue from the following sources: (1) subscription and support fees (2) transaction volume fees, (3) fees related to the implementation of RDC software for clients, and (4) professional services such as client specific software customization and other products and services.

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery or performance of services has occurred, the price is fixed and determinable and collection is reasonably assured.   The following is the Company’s revenue recognition policy for each source of revenue:

•	Subscription and support fees are recognized over the contract period.
•	Transactional volume fees are recognized as transactions are processed and monthly services performed.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

•
Implementation fees are recognized over the term of the contract or expected life of the contract where no contractual term exists. Generally, client agreements are entered into for 12 to 36 months. A majority of the implementation service component of the arrangement with customers is performed within 120 days of entering into a contract with the customer.

•
Professional fees and other revenues include fees from consultation services to support the business process mapping, configuration, integration and training and are recognized when the service is performed.

Deferred revenue represents amounts billed to, or paid by clients, in advance of meeting the revenue recognition criteria.

Cost of Revenue

Cost of revenue primarily consists of costs related to hosting the Company’s cloud-based application, providing customer support, data communications expense, salaries and benefits of operations and support personnel, software license fees, amortization expense associated with acquired developed technology assets, and property and equipment depreciation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at one financial institution and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

Accounts receivable represent amounts due from customers.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts was approximately $14,000 and $10,000 as of September 30, 2013 and December 31, 2012, respectively. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the credit risk.

Property and Equipment

Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Computer and Data Center Equipment	3 years
Purchased software	3 years
Leasehold Improvements	3 - 5 years, or lease term if less
Furniture and fixtures	7 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the lives of the related debt agreements. The costs are amortized to interest expense using the effective interest method.  In the event debt is converted or paid prior to maturity, any unamortized issuance costs are charged to expense.

Deferred Commissions

The Company capitalizes commission costs that are incremental and directly related to the acquisition of customer contracts. Commission costs are capitalized and amortized over the term of the related customer contract.

Licenses

Licenses consist of a block purchase of certain software licenses for $62,500 in 2010.  These costs are amortized on a straight-line basis over the estimated useful life of 3 years.   As of September 30, 2013, future amortization of these licenses is expected to be approximately $5,200 for the remaining three months of 2013 when they will be fully amortized.

Advertising

Advertising costs are expensed as incurred and are included in sales and marketing expense on the accompanying statements of operations.

Net Loss Per Common Share

Basic and diluted net loss per common share for all periods presented is computed by dividing the net loss available to common shareholders by the weighted average common shares outstanding and common stock equivalents, when dilutive. Potentially dilutive common stock equivalents include common shares issued pursuant to stock warrants, stock options and convertible note agreements. Common stock equivalents were not included in determining the fully diluted loss per share as they were antidilutive. (See Note 2)

Fair Value of Financial Instruments

The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures.  Warrants issued with price protection features are recorded at fair value on a recurring basis.  The carrying value of cash and cash equivalents accounts receivable and accounts payable approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:

Level 1 Inputs– Quoted prices for identical instruments in active markets.

Level 2 Inputs– Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs– Instruments with primarily unobservable value drivers.

The warrants that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes-Merton option pricing model under probability weighted estimated outcomes.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements. Significant estimates include the Company’s ability to continue as a going concern, allowance for doubtful accounts, assumptions used to value stock options and warrants, and the value of shares of common stock issued for services. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for stock-based compensation using the estimated fair values of warrants and stock options. For purposes of determining the estimated fair values the Company uses the Black-Scholes-Merton option pricing model.   The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.  The fair values of stock award grants are determined based on the number of shares granted and estimated fair value of the Company’s common stock on the date of grant.

Research and Development Costs

The Company considers those costs incurred in developing new processes and solutions to be research and development costs and they are expensed as incurred.

Recent Accounting Pronouncements

The Company’s management has reviewed and considered all recent accounting pronouncements and believe there are none that could potentially have a material impact on the Company’s financial condition, results of operations, or disclosures.

2.  Reverse Stock Split

On December 31, 2013, every four shares of issued and  outstanding common stock were exchanged for one share of issued and outstanding stock, without any change in the par value, and our authorized common shares were proportionally reduced  from 90,000,000 to 22,500,000 shares.  Authorized preferred shares were reduced from 10,000,000 to 2,500,000. All amounts in the accompanying financial statements and notes relate to shares, share prices and loss per share have been restated to give retrospective presentation of the reverse split.

3.  Note Receivable

The Company has a note receivable, bearing interest at 5%, for fees being refunded for an unsuccessful capital raising transaction. The note has a face value of $501,000 and was due in October 2013. The collectability of this note is uncertain and the Company has established a reserve for 100% of the balance owed. The resulting charge is included in other expense in the nine month period ended September 30, 2012. In November 2013 the Company served notice of default on this note.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

4.  Prepaid Expenses

Prepaid expenses primarily consist of prepayment of licenses and maintenance fees, or deposits with, the providers of RDC software capabilities to the Company.

5.  Financing Arrangements

The Company has raised debt through several forms of borrowing including bank loans, loans from Directors and other affiliated parties and unaffiliated third party investors.  Certain of the debt was issued with detachable warrants that permit the investor to acquire shares of the Company’s common stock at prices as specified in the individual agreements. See Note 8 for additional information regarding the February 2013 conversion of debt into common stock.

Following is a summary of debt outstanding as of the dates indicated:

	September 30, 2013	December 31, 2012

Senior Secured Note Payable, due August 2013	$2,562,500	$1,500,000
Secured Convertible Note, due June 2014	500,000	-
Secured Convertible Notes, due July 2014 through March 2015, Interest at 10%	673,499	-
Notes Payable to Directors and Affiliates	1,593,332	2,326,991
Convertible, Subordinated Notes, due March 2012 Stated interest of 6%, effective interest of 49%	100,000	312,561
Convertible Subordinated Note, due April 2015	200,000	-
Convertible Series Notes, due September 2014. Stated interest of 12%, effective interest of 27%	-	575,000
Series Subordinated Notes, due from December 2011 through March 2015. Stated interest ranges from 9% to 25%, effective interest ranges from 28% to 261%	3,811,808	7,066,808
Notes Payable, due December 2013, Interest at 10%	160,000	-
Installment Note Payable – Bank	160,698	228,920
Long-Term Debt, gross	9,761,837	12,010,280
Unamortized Discount	(48,214)	(383,610)
Long-Term Debt, net	$9,713,623	$11,626,670

Future maturities of long-term debt at September 30, 2013 are as follows:

Within one year	$7,957,695
Beyond one year	1,755,928

$9,713,623

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Senior Secured Note Payable

In October 2012, the Company entered into a Loan and Security agreement (the “Secured Loan Agreement”) that provides for borrowings of up to $1,500,000. Borrowing under the Secured Loan Agreement is secured by all property of the Company including tangible and intangible property. In addition, the Secured Loan Agreement contained certain negative pledges and restrictions on certain types of transactions and use of loan proceeds. The note is guaranteed by a Company director and the spouse of the director.  Outstanding borrowings bear interest at 16%, with provisions for increases in the event of default. The Secured Loan Agreement’s stated expiration date was April 23, 2013. In addition, the agreement contains certain covenants, some of which the Company was not in compliance with. The note was amended in February 2013 and an additional $1,000,000 was borrowed bearing interest at 10% and due August 2013.  Further, as part of the amendment the lender will receive a payoff premium ranging from $300,000 to $750,000 depending on the date the loan is repaid. The Company has accrued the maximum prepayment premium as interest expense in the nine months ended September 30, 2013.

The lender also received a warrant to purchase 76,228 shares of Company common stock at $9.00 per share. The warrant expires in October 2017.  Including the value of the warrant at the date of issuance, the effective interest rate on the full $2,500,000 available under the Secured Loan Agreement is 38%. The exercise price of the warrant is subject to downward adjustment in the event of the subsequent sale of common stock or convertible debt at a lower price, as defined, prior to exercise of the warrant. As a result of this provision, the Company determined that the warrant should be accounted for as a liability carried at fair value.  In February 2013, the exercise price was adjusted to $2.88 and the number of shares of Company common stock to be acquired was increased to 238,212 based on a qualifying transaction. The Company determined the value of the warrant to be $295,000 and $256,000 at September 30, 2013 and December 31, 2012, respectively.

The Company also incurred financing costs in conjunction with this transaction aggregating $62,500 that are owed under the same terms as terms as the Secured Loan Agreement.

In September 2013, the lender notified the Company of an event of default under the terms of the loan agreement.

Secured Convertible Note due June 2014

On June 19, 2013 the Company borrowed $500,000 under a secured convertible note. The note bears interest at 10% and matures on June 19, 2014. The Company can prepay the loan at any time without penalty.  Borrowing under the note is secured by all property of the Company including tangible and intangible property. In addition, the note contains certain negative pledges and restrictions on certain types of transactions and use of loan proceeds. The rights under this note are senior to all other debt, other than the Senior Secured Note described above which ranks senior to this note.

Upon completion of certain equity financing transactions as defined in the note, the outstanding principal and unpaid interest is automatically converted into common stock. The conversion rate per share is equal to 75% of the per share price of the securities offered in the defined financing transaction.

Secured Convertible Notes due July 2014 through March 2015

In July through September 2013 the Company borrowed $673,499 under secured convertible notes. These notes mature from one year to 18 months from the date of issuance and carry the same general terms as the Secured Convertible Note due June 2014 above. Of these notes, $60,000 are unsecured and contain a conversion rate of 90% of the per share price in the defined financing transaction.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Notes Payable to Directors and Affiliates

During 2012, the Company borrowed $1,000,000 in unsecured notes from certain current or former directors or their affiliates. These notes have a stated effective annual interest rate of 24% for the first 60 days and 40% thereafter until paid. The notes are due August – December 2012, and are past due.

In October 2012, a director of the Company issued a loan to the Company for $1,105,000, replacing a note payable to a bank in an equal amount. The loan to director is due in November 2013 and has an interest rate equal to the prime rate plus 1.25%, but not less than 4.5%. The loan is guaranteed by the president of the Company.  Concurrent with that loan, the director received a warrant to purchase 50,000 shares of Company common stock at $4.00 per share. This warrant expires in November 2017. This note is secured by the pledge of 86,875 shares of Company stock and 136,250 options owned by the President/CEO of the Company. The loan is subordinate to the senior secured note payable until such time as that note is repaid; afterwards the loan becomes senior to all other debt. In February 2013 this note was converted into Common Stock. (See Note 8)

In November 2010, the Company borrowed $300,000 from a director. The loan is unsecured, has a stated interest rate of 6% and is due in equal monthly installments of $9,127 until fully amortized in November 2013. The loan provides for acceleration of the remaining principal under certain conditions. At December 31, 2012, the loan is past due. In conjunction with the loan agreement, the director received 17,484 shares of Company common stock with an aggregate value of $69,937.

During the nine months ended September 30, 2013 the Company borrowed an additional $543,332 (including the refinancing of a $250,000 note and related interest of $43,332) from a director pursuant to two loan agreements. These loans bear interest at 12% and are due in February 2018. During the first nine months of 2013 the Company also borrowed an additional $1,050,000 from directors. These loans do not bear interest and have no stated maturity.

All of the debt owed these individuals as of December 31, 2012 was converted to equity. (See Note 8)

Convertible, Subordinated Notes, due March 2012

In March 2011, the Company issued $1,432,561 in face amount of convertible debt, the “March 2011 Notes”. These notes had a stated interest rate of 6%. The terms of the notes allowed the holders to convert the debt into common stock at any time prior to maturity at conversion rate equal to the lesser of $9.00 per share or 25% below the offering price in the sale of securities in a qualified sale of securities, as defined. Payment of principal and interest on these notes was unsecured and subordinated to senior indebtedness, as defined.  Concurrent with the issuance of these notes, the Company issued warrants to purchase 107,442 shares of Company common stock at $4.00 per share. In July and August 2011, the Company prepaid the majority of these notes and accrued interest. After the prepayment, holders of these notes purchased 124,449 shares of Company stock at $9.00 per share for an aggregate purchase price of $1,120,000. In February 2013 an additional $212,561 was converted into common shares. (See Note 8) As of September 30, 2013, $100,000 of these notes remained outstanding.

Convertible Subordinated Note, due April 2015

In April 2013 the Company borrowed $200,000 under a convertible note. The note has a stated interest rate of 9% and is due April 1, 2015. The note is convertible at the option of the holder any time after April 1, 2014. The note is automatically converted upon the occurrence of certain equity financing transactions or change in control as defined in the note. The conversion price is $4.00 per share.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Convertible Series Notes, due September 2014

In 2012 the Company issued $575,000 in convertible notes (the “Convertible Series Notes”) that allows the holders to convert debt into Company common stock at any time prior to maturity at a conversion rate equal to the lesser of $10.00 per share or 20% below the offering price in the sale of securities in a qualified sale of securities in excess of $10 million, as defined. In addition, these notes automatically convert to Company common stock at the conversion rate in the event of an equity financing in excess of $5 million or a change in control, as defined. These notes also contain a liquidation preference that could result in an amount due upon liquidation equal to 1.5 times the outstanding principal balance. In addition, these notes contain provisions for acceleration in the event of certain equity offerings, as defined.

The note agreement contains a provision that restricts payment to the note holders unless an amount is simultaneously paid to the holders of existing debt.  In addition, the notes are subordinated to all future debt.

The notes were issued with warrants to purchase 35,938 shares of Company common stock at a price based upon future equity sales, as specified in the warrant. Based on recent equity sales the exercise price was fixed at $4.40 per share. The warrants expire in September 2017.

During the nine months ended September 2013 the Company borrowed an additional $125,000 under the same general terms as the Convertible Series Notes.  As of September 30, 2013 all of the Convertible Series Notes had been converted into common stock. (See Note 8)

Series Subordinated Notes

Between June 2011 and December 2012, the Company borrowed approximately $7,800,000 utilizing a series of notes the “Series Notes”. The Series Notes were issued in tranches that contained various terms with regard to maturity dates, interest rates, subordination, conversion features and the number of warrants issued with each tranche. Certain Series Notes contained a Company option to extend the due dates by up to 90 days, as well as provisions for acceleration upon completion of certain financings. The maturity dates range from December 31, 2011 through March 15, 2015.

In connection with these Series Notes, the Company issued warrants to purchase an aggregate of 780,000 shares of Company common stock at $4.00 per share. These warrants expire in November 2015.

During the nine months ended September 30, 2013 the Company borrowed an additional $120,000 under the same general terms as the Series Notes. As of September 30, 2013 all but $3,811,808 face amount of the Series Notes had been converted into common stock. (See Note 8) As of September 30, 2013 $2,788,000 of these notes was past due.

Installment Note Payable – Bank

In April 2010, the Company borrowed $280,045 from a bank and the note was renewed in May 2011 and 2012.  The note bears interest at the prime rate plus 1%, but not less than 5%. Beginning in June 2011, the note required monthly payments of $8,403.  Upon renewal in May 2012, the note is due on demand, if no demand is made then the note is due in monthly payments of $8,403 from June 30, 2012 through April 2015 with a final payment of $8,389 due in May 2015. Borrowings are secured by substantially all of the Company’s property and are guaranteed by three of the Company’s directors.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Other Information Regarding Debt

The prime interest rate was 3.25% at September 30, 2013 and December 31, 2012.

6.  Commitments and Contingencies

Litigation

In December 2010, the Company received notice from a party claiming that one of its trademarks employing the word “Cachet” may infringe that party’s trademarks. We are presently reviewing the matter and expect to engage in discussions with the party. Based on current information and belief we believe there are substantial and meaningful differences between the relevant trademarks that would in our reasonable judgment preclude a finding of infringement, or that would adversely affect the trademark in question. In the event we are unable to reach an agreement with that third party, we intend to vigorously contest its claims and protect our rights.

Financial Service Agreements

The Company has agreements with financial advisory services companies.  These agreements contain various provisions including assisting the company in identifying potential investors.  The agreements may require the Company to pay the advisor a monthly fee or cash, warrants or combination thereof, based upon certain defined events including the closing of financing transactions.  Some of these agreements contain termination provisions and may require the Company to pay the advisor for transactions closing subsequent to the agreement termination.

7.  Income Taxes

The shareholders of the Company elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and related Minnesota statutes. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for income taxes on their respective share of the Company’s taxable income.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. Management has analyzed the tax positions taken by the Company, and has concluded that as of September 30, 2013, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. Management believes the Company is subject to income tax examinations since its inception in 2010.

8.  Shareholders’ Equity

The Company’s authorized capital consists of 22,500,000 shares of $.01 par value common stock and 2,500,000 shares of $.01 par value preferred stock.

Common Stock

The estimated fair value assigned to shares issued for other than cash was based upon recent cash sales transactions.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

In May 2011, following their guarantee of bank related financing, three directors each received 4,000 shares that had an estimated fair value at the time of issuance of $9.00 per share.

In July and August 2011, the Company issued 124,442 shares of Company common stock at $9.00 per shares for an aggregate purchase price of approximately $1,120,000 in conjunction with the prepayment of the Convertible, Subordinated Notes, due March 2012.

In December 2011, warrant holders exercised warrants to purchase 57,500 shares of Company common stock at a price of $4.00 per share for an aggregate purchase price of $230,000. Included in this exercise was 50,000 warrants exercised by a director.

During the nine months ended September 30, 2013 the Company issued 319,000 shares of common stock at $4.00 per share for gross proceeds of $1,276,000.

In February 2013, the Company offered to convert debt, plus accumulated interest, into shares of the Company's common stock. To encourage conversion the Company agreed to provide the debt holders a 10 percent share premium. As a result of the offer, $6,744,139 of debt and accumulated interest was converted into 1,854,638 shares of common stock and the value of the premium shares of $674,414 was recorded as an expense. Included in this amount is $1.1 million of conversions by a former director.

Concurrent with the conversion of the those notes, the Board of Directors determined that it was in the best interest of the Company to adjust the conversion rates for former noteholders that had previously converted or purchased shares at $9.00 per share.  An adjustment was made to reduce their conversion rate or purchase price, as applicable, to $4.00 per share. As a result, the Company issued an additional 427,619 shares with a fair value of $1,710,475 which was recorded as an expense in February 2013.

Warrants

In addition to warrants issued in connection with debt described above, the following are transactions involving issuance of warrants in September 2011 at $4.00 per share and expiring November 1, 2015:

Three directors guaranteed the note payable – bank each providing a guarantee of up to $1,041,000. Each director received warrants with an aggregate fair value of approximately $1,191,000 to purchase 78,125 shares of Company common stock for providing their guarantees.

In addition, a director received a warrant with a fair value of approximately $389,000 to purchase 76,560 shares of Company common stock in exchange for his pledge of certain personal assets to secure the $1,105,000 loan provided under the bank credit facility.  In consideration for his incremental guarantee of that asset pledge, another director received a warrant with a fair value of approximately $42,100 to purchase 8,291 shares.

In February 2013, the Company issued warrants with a fair value of approximately $205,000 to purchase 281,250 shares of the Company’s common stock at $4.00 per share and expiring November 2017 to a director for the director guaranteeing the Senior Secured Note Payable.

Additionally, from January 2013 through September 30, 2013, the Company issued warrants with a fair value of approximately $234,000 to purchase 255,638 shares of the Company’s common stock at prices ranging from $4.00 to $5.00 per share to various individuals and directors and expiring through November 2017.

The Company had warrants outstanding representing the right to purchase 2,256,852 shares of Company common stock at a weighted average exercise price of $3.88 at September 30, 2013.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

9.  Equity Incentive Plan

On February 9, 2010, the Board of Directors adopted the 2010 Equity Incentive Plan (EIP).  The plan has been approved by our shareholders.  Participants in the plan may include our employees, officers, directors, consultants, or independent contractors who our compensation committee determines shall receive awards under the plan.  As of December 31, 2012, the number of shares of common stock reserved for issuance under the plan is 337,500 shares.  In February 2013 the plan was amended to provide for issuance of up to 625,000 shares.

The plan authorizes the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code"). The EIP also permits the grant of options that do not qualify as incentive stock options, restricted stock, restricted stock units, stock bonuses, cash bonuses, stock appreciation rights, performance awards, dividend equivalents, warrants and other equity-based awards. The plan expires on February 12, 2020.  Options granted to employees generally vest over three years. Stock awards granted to non-employee directors generally vest 50% on the grant date and 50% on the first anniversary of the date of the grant. Options expire five years from the date of grant.

In addition to options issued under the EIP, as of September 30, 2013 the Company had issued options to purchase 616,500 shares of Company common stock to directors, certain officers and business consultants.

The Company has used an expected life of three years for the term of the options.  As no options have been exercised, management has made an estimate of an average life that is slightly longer than the vesting period. The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impact the amount of unamortized compensation expense to be recognized in future periods.

In February 2013 the Board of Directors approved an adjustment to the exercise price of all outstanding employee stock options that had been issued at a price greater than $4.00 per share. The vesting period for these options was unchanged. The aggregate excess of the fair value of the $4.00 options over the $9.00 options on the date of modification was $236,000.  As a result of this modification the company recorded additional share-based compensation of $119,000 in February 2013, for the vested portion, and the remaining $117,000 will be recognized over the remaining vesting term.

During the nine months ended September 30, 2013 the Company issued options to purchase 330,469 shares with exercise prices ranging from $4.00 to $9.00 per share and an aggregate fair value of approximately $306,000. Of those options, options to purchase 250,000 shares vested immediately.

Total stock compensation expense was $87,028 and $75,758 for the three months ended September 30, 2013 and 2012, respectively.  Stock compensation expense was $622,401 and $239,940 for the nine months ended September 30, 2013 and 2012, respectively.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

10. Related Party Transactions

Balances with related parties consisting of members of the Board of Directors (collectively Affiliates) for borrowings and warrants as of September 30, 2013 and December 31, 2012 were as follows:

	2013	2012

Debt held by related parties	$1,593,332	$4,869,551
Warrants held by related parties	952,166	791,998

11. Concentrations

The Company relies on two vendors to provide technology and licensing components that are critical to its RDC solution. In December 2013 the Company’s relationship with one of these vendors was terminated. The Company believes that has adequate alternatives to replace this technology without a material impact to the business.

12. Subsequent Events

Since September 30, 2013 the Company has completed the following transactions:

In October 2013, the Company entered into an agreement with an investment firm to provide investment advisory services in connection with a potential recapitalization of the Company. In addition to a monthly retainer for advisory services, the agreement provides for a fee based upon the amount of capital raised (the “Offering fee”). The Offering fee is to be paid in cash based upon a percentage of the capital raised with a minimum fee of $300,000. The Company has also agreed to sell the investment firm, at a nominal price, a warrant to purchase shares of the Company’s common stock. The number of shares and the exercise price of the warrant is based upon the size and terms of the securities issued.

In November 2013, the Company offered to convert debt, plus accumulated interest, into shares of the Company’s common stock. As a result, $4,319,677 of debt and accumulated interest was converted into 1,079,920 common shares based on an exchange rate of $4.00 per share.

In November 2013, the Company offered to exchange 1 share of common stock for every 5 warrants outstanding. As a result 389,790 shares were issued and 1,948,948 warrants to purchase common shares were cancelled. At the time of the exchange, the fair value of the shares issued exceeded the fair value of the warrants by $681,189 and the Company will record an expense of that amount in December 2013.

In December 2013, the Company entered into an agreement to issue convertible notes to an investor in principal amount of up to $4 million and $500,000 was borrowed under this note. Under the note agreement, the investor has the right, but not the obligation, to advance additional amounts up to the $4 million. The proceeds of borrowings under the note are expressly to be used to repay amounts owed under the Senior Secured Note Payable. Borrowings under the agreement will bear interest at 10% and the note matures in December 2016. The terms of the agreement provide that the investor will have several options to convert the notes at varying rates and times following the completion of the Company’s planned equity raising transaction described below.

Since September 2013, Cachet has borrowed $2.6 million in addition to the $500,000 described above. These borrowings were under various short and long term arrangements, bear interest at 10% and contain provisions for either conversion to common stock or repayment in the event of a private placement.  In connection with these borrowings, the Company issued warrants to purchase 908,750 Cachet common shares at $1.41. During this period the Company has also repaid $1.0 million, inclusive of the $500,000 referred to in the preceding paragraph, of the amount owed under the Senior Secured Note Payable.

In December 2013, the Company agreed to acquire certain assets and operations of a technology services company with capabilities and relationships in the mobile banking industry. The approximate purchase price is $1.5 million, with the potential for contingent consideration of up to $750,000 in cash and stock based upon the seller meeting certain milestones. It is expected that the purchase price will be allocated primarily to intangible assets and contracts of the acquired business. The Company expects to close on this transaction in early 2014 subject to completion of pre-closing activities and due diligence.

CACHET FINANCIAL SOLUTIONS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Cachet's tax status as an S corporation terminated.